Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-133631 and No. 333-212977 of Community Bancorp. on Form S-8 of our report dated June 25, 2020, appearing in this Annual Report on Form 11-K of Community Bancorp & Designated Subsidiaries Retirement Savings Plan for the year ended December 31, 2019.

Portland, Maine
June 25, 2020
VT Reg. No. 92-0000278

Maine ● New Hampshire ● Massachusetts ● Connecticut ● West Virginia ● Arizona
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